Independent Auditors' Consent

         The Board of Directors and Stockholders
         Mercantile Bancorporation Inc.:

         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP


         St. Louis, Missouri
         October 20, 1995